KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


   TEL (212) 715-9100                                           47, Avenue Hoche
   FAX (212) 715-8000                                              75008 Paris
                                                                     France


                                       October 28, 2002


The Simms Funds
55 Railroad Avenue
Greenwich, Connecticut 06830

      Re:   The Simms Funds
            Post-Effective Amendment No. 4
            File Nos. 333-58813; 811-08871
            ------------------------------

Gentlemen:

            We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 4 to Registration Statement No. 333-58813.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP